EXHIBIT 22.1

                SUPERMARKETS GENERAL HOLDINGS CORPORATION

                          List of Subsidiaries

              Name                                     State of Incorporation
              ----                                     ----------------------

       AAL Realty Corp...............................       New York
       Bridge Stuart, Inc............................       New York
       Bucks Stuart, Inc.............................       Pennsylvania
       Eatontown Stuart, Inc.........................       New Jersey
       GAW Properties Corp...........................       New Jersey
       Pathmark Risk Management Corporation..........       New Jersey
       Pathmark Stores, Inc..........................       Delaware
       Pauls Trucking Corp...........................       New Jersey
       Plainbridge, Inc..............................       Delaware
       PTK Holdings, Inc.............................       Delaware
       Upper Darby Stuart, LLC.......................       Delaware
       Lancaster Pike Stuart, LLC....................       Delaware
       East Brunswick Stuart, Inc....................       Delaware
       Glenolden Stuart, Inc.........................       Delaware